Exhibit 23.1

Consent of Independent
Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81801) pertaining to the Republic Services 401(k) Plan of Republic Services, Inc. of our report dated June 16, 2005, with respect to the financial statements and schedules of the Republic Services 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Fort Lauderdale, Florida,
June 23, 2005

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